Exhibit 5.2 and 23.2

March 22, 2013
File: 80545/311

CNOOC Limited
65th Floor, Bank of China Tower
One Garden Road, Central
Hong Kong

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Nexen Inc. in connection with the execution of the seventh supplemental indenture (the "Seventh Supplemental Indenture") to the Original Indenture (as defined herein) dated as of March 22, 2013 entered into by Nexen Inc., CNOOC Limited, CIBC Mellon Trust Company (the "Canadian Trustee") and The Bank of New York Mellon (the "U.S. Trustee" and, together with the Canadian Trustee, the "Trustee")  to the trust indenture between Nexen Inc. (as successor to Canadian Occidental Petroleum Inc.) and the Canadian Trustee made as of April 28, 1998 (the "Original Indenture"), as amended and supplemented by the first supplemental indenture between Nexen Inc. and the Canadian Trustee dated as of April 28, 1998 (the "First Supplemental Indenture"), the second supplemental indenture between Nexen Inc. and the Canadian Trustee dated as of February 4, 1999 (the "Second Supplemental Indenture"), the third supplemental indenture between Nexen Inc. and the Canadian Trustee dated as of March 11, 2002 (the "Third Supplemental Indenture"), the fourth supplemental indenture between Nexen Inc. and the Canadian Trustee dated as of November 20, 2003 (the "Fourth Supplemental Indenture"), the fifth supplemental indenture between Nexen Inc. and the Canadian Trustee dated as of March 10, 2005 (the "Fifth Supplemental Indenture") and the sixth supplemental indenture between Nexen Inc. and the Canadian Trustee dated as of February 24, 2013 (the "Sixth Supplemental Indenture" and, collectively with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the "Original Supplemental Indentures" and, together with the Original Indenture, the "Indenture").

This opinion is being delivered in connection with CNOOC Limited having filed with the Securities and Exchange Commission a Registration Statement on Form F-3 (File No. 333-187114) (the "Registration Statement") for the purposes of registering under Securities Act of 1933, as amended (the "Securities Act"), guarantees (the "Guarantees") of CNOOC Limited of outstanding notes issued under the Indenture (the "Notes"). The Guarantees were provided by CNOOC Limited to the holders of the Notes pursuant to the Seventh Supplemental Indenture.

Scope of Review and Reliance

As such counsel, we have participated in the preparation of the Seventh Supplemental Indenture.  In addition, as such counsel, we have reviewed, and have examined originals or copies, certified or otherwise identified to our satisfaction, of the Original Supplemental Indentures and the Original Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have considered necessary or appropriate for the purpose of the opinions hereinafter expressed.

As to various questions of fact material to the opinions set forth below and which were not independently verified, we have relied upon certificates of public officials, of Nexen Inc. and CNOOC Limited.

Assumptions and Qualifications

For purposes of the opinions hereinafter expressed, we have assumed that:

(a)
all agreements, deeds, certificates, instruments and other documents examined by us which purport to be originals are authentic, those which purport to be copies, whether photostatic or certified, facsimile or otherwise, conform with the originals thereof, and the signatures on all such documents are genuine;

(b)
each of the Original Indenture and the Original Supplemental Indentures is within the capacity and power of, and has been validly authorized, executed and delivered by or on behalf of each party thereto and constitutes a legal, valid, binding and enforceable obligation of each of the parties thereto;

(c)
there is no agreement, waiver, course of dealing or other facts or circumstances since the applicable dates of execution of the Original Indenture and each of the Original Supplemental Indentures that had or may have had the effect of modifying or limiting the enforceability of the Indenture;

(d)
the Seventh Supplemental Indenture is within the capacity and power of, and has been validly authorized, executed and delivered by or on behalf of each party thereto, including, for greater clarity, CNOOC Limited;

(e)
each of Nexen Inc., CNOOC Limited, the Canadian Trustee and the U.S. Trustee, as applicable, under the Indenture and the Seventh Supplemental Indenture has complied and will comply with its covenants, obligations and agreements in the Indenture and the Seventh Supplemental Indenture and the representations and warranties made by each of Nexen Inc., CNOOC Limited, the Canadian Trustee and the U.S. Trustee under the Indenture and the Seventh Supplemental Indenture are true and correct as of the date such representations and warranties are given; and

(f)	all certificates, reports, orders or letters issued by governmental authorities or agencies and referred to herein remain accurate as of the date hereof.

With respect to the opinions expressed in paragraph 1 and 2 below, the enforceability of the Seventh Supplemental Indenture and the obligations referred to therein may be limited by:

(a)	any applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally;

(b)	the qualification that the granting of equitable remedies such as specific performance and injunction are in the discretion of the court having jurisdiction;

(c)
the Currency Act (Canada), which provides that a judgment by a court in any province in Canada may be awarded in Canadian currency only and such judgment may be based on a rate of exchange in existence on a day other than the day of payment of such judgment;

(d)
the Interest Act (Canada) or similar provincial legislation, which provides that the rate at which interest is payable on any judgment obtained in respect of any obligation contained in a Debt Security may be limited to a rate which is less than the rate stipulated in the Debt Security;

(e)
the fact that any requirement that interest (as defined in the Criminal Code (Canada)) be paid, or which results in receipt by the lender of such interest, at a rate in excess of 60% per annum may contravene Section 347 of the Criminal Code (Canada) and may not be enforceable;

(f)	the equitable or statutory power of the court having jurisdiction to stay proceedings before it and the execution of judgments;

(g)	Section 12.1(b) of the Seventh Supplemental Indenture, which purports to make CNOOC Limited liable as a principal obligor and not merely as a surety, may not be enforceable;

(h)	the enforceability of the Guarantees may be limited by any defences available to CNOOC Limited (as guarantor), whether at law, in equity or otherwise;

(i)	a court may not treat as conclusive those certificates and determinations which the Indenture states are to be so treated;

(j)
any provisions of the Indenture which are held to constitute a penalty and not a genuine and reasonable pre-estimate of the loss likely to be suffered as a result of the default in payment of the amount in question would be unenforceable;

(k)	the enforceability of the Seventh Supplemental Indenture with respect to CNOOC Limited is subject to the release or revocation of the same in accordance with the terms thereof;

(l)
no opinion is expressed regarding the enforceability of any provision of the Seventh Supplemental Indenture which purports to provide that any portion thereof which is unenforceable may be severed without affecting the enforceability of the remaining provisions; and

(m)	the qualification that the enforceability of the indemnity, contribution and waiver provisions of the Seventh Supplemental Indenture may be limited by applicable law.

We are qualified to practice law in the Province of Alberta and the opinions expressed below are limited to the laws of the Province of Alberta and the laws of Canada applicable therein (and in each case in effect as of the date hereof).

Opinion

Based upon and subject to the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

1.	the Seventh Supplemental Indenture constitutes a valid and binding obligation of CNOOC Limited, enforceable against CNOOC Limited in accordance with its terms; and

2.	the Guarantees in respect of the Seventh Supplemental Indenture constitute valid and binding obligations of CNOOC Limited, in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K to be filed by CNOOC Limited on the date hereof and its incorporation by reference into the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours truly,

/s/ Blake, Cassels & Graydon LLP